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                                                                      EXHIBIT 3




                            QUAKER STATE CORPORATION

                                     BYLAWS

                   As amended and restated on March 27, 1997



                                   ARTICLE I

                                  STOCKHOLDERS

         Section 1.1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors, or in the absence of a designation by the Board of Directors, by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 1.2. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, and at 1:00 p.m. local time on the last Thursday of May (or, if such day is a legal holiday, then on the next succeeding business day), or at such other date and time as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice of meeting or a duly executed waiver of notice thereof. At the annual meeting, the stockholders shall elect by a plurality vote the directors to succeed those whose terms expire at that meeting and shall transact such other business as may properly be brought before the meeting.

         Section 1.3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may only be called by the Chairman of the Board, by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors, by the President or by the Secretary.

         Section 1.4. Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting.


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         Section 1.5. Quorum. Except as otherwise required by law or by the
Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

         Section 1.6. Voting. Every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in the name of such stockholder on the books of the Corporation at the close of business on the record date for the meeting. Except as otherwise required by law or by the Certificate of Incorporation, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. No vote of the stockholders need be taken by written ballot unless otherwise required by law.

         Section 1.7. Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed, a notice of the adjourned meeting, conforming to the requirements of Section 1.4 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

         Section 1.8. Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action without a meeting may authorize another person or persons to vote at any such meeting and express such consent or dissent for him by proxy. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless it provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.

         Section 1.9. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 1.9 shall be eligible for election as directors of the Corporation.

         (a) Nominations of persons for election to the Board of Directors of the Corporation may be made at any annual meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who was a stockholder of record at the time of giving of notice provided for in this
Section 1.9(a) and who complies with the notice procedures set forth in this
Section 1.9(a). Any such nomination by a stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely notice for an annual meeting, a stockholder's notice shall be delivered to the Secretary of the Corporation at the principal



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executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Article I, Section 1.10) of the date of such meeting is first made. Notwithstanding anything in the foregoing sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.9(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. Such stockholder's notice shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (A) the name, age, business address and residence of such person, (B) the principal occupation or employment of such person, (C) the number of shares of stock of the Corporation that are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in connection with the solicitation of proxies for the election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including, without limitation, such person's written consent to being named in a proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

         (b) Nominations of persons for election to the Board of Directors of the Corporation may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that one or more directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this
Section 1.9(b), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.9(b). To be timely notice for a special meeting, a stockholder's notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement (as defined in Article I, Section 1.10) is first made of the date of the special meeting and of the nominee(s) proposed by the Board of Directors to be elected at such meeting.



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         (c) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information pertaining to the nominee which is required to be set forth in a stockholder's notice of nomination. The Chairman of the Board, or in his or her absence the Chief Executive Officer, the President, any Vice President or the Secretary, shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and in that event the defective nomination shall be disregarded.

         Section 1.10. Transaction of Business. To be properly brought before an annual meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.10, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.10. For business to be properly brought before an annual meeting by a stockholder, if such business is related to any matter other than the election of directors of the Corporation, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered in accordance with the procedures in Section 1.9(a) applicable to a stockholder's nomination of directors at an annual meeting. Such stockholder's notice shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.10. The Chairman of the Board, or in his or her absence the Chief Executive Officer, the President, any Vice President or the Secretary, shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.10, and in that event the business shall not be transacted. For purposes of this Section 1.10 and Article I, Section 1.9, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. In addition to the provisions of this Section 1.10, a stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.



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         Section 1.11. Inspectors of Elections. Prior to any meeting of the stockholders, the Board of Directors shall appoint one or more persons to act as inspectors of elections, and may designate one or more alternate inspectors. In the event no inspector or alternate is able to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall:

         (a) ascertain the number of shares outstanding and the voting power of each;

         (b) determine the shares represented at a meeting and the validity of proxies and ballots;

         (c)      count all votes and ballots;

         (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

         (e) certify his or her determination of the number of shares represented at the meeting, and his or her count of all votes and ballots.

The inspector may appoint or retain other persons or entities to assist in the performance of the duties of inspector.

         When determining the shares represented and the validity of proxies and ballots, the inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 1.8 of these Bylaws, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this section, the inspector, at the time of his or her certification pursuant to paragraph
(e) of this section shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector's belief that such information is accurate and reliable.

         Section 1.12. Opening and Closing of Polls. The date and time for the opening and the closing of the polls for each matter to be voted upon at a meeting of stockholders shall be announced at the meeting. The inspector of the election shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Court of Chancery upon application by a stockholder shall determine otherwise.

         Section 1.13. Consent of Stockholders in Lieu of Meeting. (a) Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at



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any annual or special meeting of the stockholders of the Corporation may, subject to the provisions of this Section 1.13, be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation.

         (c) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be fixed by the Board of Directors. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. Upon receipt of such a request, the Secretary of the Corporation shall, as promptly as practicable, direct the Chairman of the Board, the Chief Executive Officer or the President to call a special meeting of the Board of Directors to be held as promptly as practicable, but in any event not more than 10 days following the date of receipt of such a request. At such a meeting, the Board of Directors shall fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than 10 days after the date on which the resolution fixing the record date is adopted by the Board of Directors. Notice of the record date shall be published in accordance with the rules and policies of any stock exchange on which securities of the Corporation are then listed or, if the securities of the Corporation are not listed on a stock exchange, then in accordance with the rules and policies of the National Association of Securities Dealers Automatic Quotation National Market System. If no record date has been so fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, where no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. If no date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         (d) In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary of the Corporation shall provide for the safekeeping of such consents and revocations and shall, as promptly as practicable, engage inspectors for the purpose of promptly performing a ministerial review of the validity of the



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consents and revocations. No action by written consent without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take actions specified in the consents and certified such determination for entry in the records of the Corporation for the purpose of recording the proceedings of meetings of the stockholders.

         (e) For purposes of this Section 1.13, delivery to the Corporation shall be effected by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.


                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 2.1. General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these Bylaws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors, and the Board of Directors may exercise all the powers of the Corporation.

         Section 2.2. Number and Term of Office. The number of Directors constituting the entire Board of Directors shall be fourteen, which number may be modified from time to time by resolution of the Board of Directors, provided that the number of Directors shall in no event be less than one. Each Director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, retirement or removal.

         Section 2.3. Election of Directors. Except as otherwise provided in
Section 2.12 of these Bylaws, the Directors shall be elected at each annual meeting of the stockholders. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election.

         Section 2.4. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as practical following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given.

         Section 2.5. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer or



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the President or, in the event of their absence or disability, by any Vice
President or the Secretary, or by the Secretary upon the request of four Directors, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on 24 hours' notice, if notice is given to each Director personally, by telephone or by electronic means, or on five days' notice, if notice is mailed to each Director, addressed to the Director at his or her usual place of business.

         Section 2.6. Quorum; Voting. At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 2.7. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of
Section 2.5 shall be given to each Director.

         Section 2.8. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

         Section 2.9. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

         Section 2.10. Meeting by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

         Section 2.11. Resignations; Retirement. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. A Director who is not and never has been an officer of the Corporation, and any Director who has served as Chief Executive Officer of the Corporation, and in each instance, who has served as a Director for at least ten years as of his or her 70th birthday, shall retire from the Board of Directors not later than the date of the annual meeting of stockholders next following his or her 70th birthday. A Director who is not and never has been an officer of the Corporation, and any



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Director who has served as Chief Executive Officer of the Corporation, and in each instance, who has not served as a Director at least ten years as of his or her 70th birthday, shall retire from the Board of Directors not later than the date of the annual meeting of stockholders next following his or her 72nd birthday. A Director who is or has been an officer of the Corporation other than the Chief Executive Officer shall retire from the Board of Directors not later than the earlier of the date of the annual meeting of stockholders next following his or her 65th birthday or the date of his or her retirement as an employee of the Corporation.

         Section 2.12. Vacancies and Newly Created Directorships. If any vacancy shall occur in the Board of Directors, by reason of death, resignation, retirement, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and any such vacancy or newly created directorship may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created directorship shall hold office until his successor has been elected and qualified or until his or her earlier death, resignation, retirement or removal. Any such vacancy or newly created directorship may also be filled at any time by vote of the stockholders.

         Section 2.13. Compensation and Stock Ownership. The Board of Directors shall fix from time to time by resolution the compensation, if any, which each Director shall be entitled to receive for service as such. Beginning no later than three years following election to the Board of Directors, a Director shall own at least 5,000 shares of the Corporation's capital stock at all times while serving as a Director.


                                  ARTICLE III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

         Section 3.1. How Constituted. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more Committees, including an Executive Committee, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one Director as Chairman of any such Committee. Thereafter, members and Chairmen of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation, retirement or removal.

         Section 3.2. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee, except as otherwise provided in this section, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, including the power to declare dividends and to authorize the issuance of stock. Each such other Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of



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Directors as may be provided by resolution or resolutions of the Board of
Directors. The power and authority of the Executive Committee and any such other Committee shall be subject to the provisions of Section 141(c) of the Delaware General Corporation Law and any successor provisions. The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

         Section 3.3. Proceedings and Minutes. Each such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

         Section 3.4. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

         Section 3.5. Meeting by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other.
Participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

         Section 3.6. Absent or Disqualified Members. In the event of the absence or disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 3.7. Resignations. Any member (and any alternate member) of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 3.8. Removal. Any member (and any alternate member) of any Committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.



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         Section 3.9. Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, retirement, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

         Section 3.10. Compensation. The Board of Directors shall fix from time to time by resolution the compensation, if any, which each Director shall be entitled to receive for service as a member or as Chairman of any Committee.


                                   ARTICLE IV

                                    OFFICERS

         Section 4.1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors also may elect a Chairman of the Board, a Chief Executive Officer and one or more Vice Chairmen, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The President and the Chief Executive Officer, if any, shall be chosen from the members of the Board of Directors, but no other officer need be a Director of the Corporation.

         Section 4.2. Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation, retirement or removal.

         Section 4.3. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, retirement, removal or otherwise, may be filled by the Board of Directors, by the Chief Executive Officer or if there be none, by the President, subject to ratification by the Board of Directors at its next regular meeting.

         Section 4.4. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Bylaws, as may be specified from time to time by the Board of Directors in a resolution that is not inconsistent with these Bylaws, or as are customarily incident to the respective officers' offices, except that in any event, each officer shall exercise such powers and perform such duties as may be required by law.


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


         Section 4.5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other duties and responsibilities as may be assigned by the Board of Directors. The Chairman of the Board may delegate to any qualified person authority to chair any meeting of the stockholders, either on a temporary or a permanent basis.

         Section 4.6. Chief Executive Officer. The Chief Executive Officer shall be responsible for the active management and direction of the business and affairs of the Corporation. In case of the inability or failure of the Chairman of the Board to perform the duties of that office, the Chief Executive Officer shall perform the duties of the Chairman of the Board, unless otherwise determined by the Board of Directors.

         Section 4.7. President. In the event that no Chief Executive Officer has been elected by the Board of Directors, the President shall perform the duties of the Chief Executive Officer, unless otherwise determined by the Board of Directors.

         Section 4.8. Vice Chairman. Any Vice Chairman shall perform such duties and exercise such powers as may be assigned from time to time by the Chairman of the Board or the Chief Executive Officer, or if there be no Chief Executive Officer, by the President.

         Section 4.9. Vice President. Each Vice President shall perform such duties and exercise such powers as may be assigned from time to time by the Chief Executive Officer, or if there be none, by the President.

         Section 4.10. Secretary and Assistant Secretaries. The Secretary shall have the following powers and duties:

         (a) The Secretary shall attend all meetings of the stockholders and of the Board of Directors, shall keep or cause to be kept a record of all proceedings of such meetings and shall perform like duties for any Committee of the Board of Directors upon the request of the Chairman of the Board, the Chief Executive Officer or the President.

         (b) The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and the Board of Directors in accordance with the provisions of these Bylaws and as required by law.

         (c) The Secretary shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these Bylaws, and when so affixed, the Secretary or any Assistant Secretary may attest the same.

         (d) The Secretary shall properly maintain all books, reports, statements, certificates and all other documents and records of the Corporation required by law, the Certificate of Incorporation or these Bylaws, except those for which some other officer or agent of the Corporation has been made responsible or is otherwise accountable.



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


         (e) The Secretary shall have charge of the stock books and records of the Corporation and shall maintain or cause to be maintained the stock transfer books for shares of stock of the Corporation of each class issued and outstanding.

         (f) The Secretary shall sign certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

         (g) Any Assistant Secretary shall assist the Secretary in performing the duties and exercising the authority of the Secretary. In case of the inability or failure of the Secretary to perform the duties of that office, an Assistant Secretary shall perform the duties of the Secretary, unless otherwise determined by the Board of Directors.

         Section 4.11. Treasurer and Assistant Treasurers. The Treasurer shall have the following powers and duties:

         (a) The Treasurer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

         (b) The Treasurer shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with Section 7.4 of these Bylaws.

         (c) The Treasurer shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 7.2 of these Bylaws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

         (d) Any Assistant Treasurer shall assist the Treasurer in performing the duties and exercising the authority of the Treasurer. In case of the inability or failure of the Treasurer to perform the duties of that office, an Assistant Treasurer shall perform the duties of the Treasurer, unless otherwise determined by the Board of Directors.

         Section 4.12. Additional Officers. The Board of Directors may appoint such other officers as it may deem appropriate, and the Chief Executive Officer or if there be none, the President, may appoint such other officers as he or she may deem appropriate, subject to ratification by the Board of Directors at its next regular meeting. Such other officers shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors, the Chief Executive Officer, or if there be none, the President. The Board of Directors from time to time may delegate to any officer the power to appoint subordinate officers and to prescribe their respective rights, terms of office, authorities and duties. Any such officer may remove any such subordinate officer appointed by him or her, for or without cause.

         Section 4.13. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her


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duties, in such amount and of such character as may be determined from time to time by the Board of Directors.


                                   ARTICLE V

                                 CAPITAL STOCK

         Section 5.1. Certificates of Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chief Executive Officer or the President, and by the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws.

         Section 5.2. Lost, Stolen or Destroyed Certificates. The Secretary may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Secretary of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Secretary may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

         Section 5.3. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

         Section 5.4. Record Date. In order to determine the stock-holders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. A


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


determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange or stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 5.5. Transfer Agent and Registrar. The Board of Directors, the Chief Executive Officer, the President or the Secretary may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.


                                   ARTICLE VI

                                    OFFICES

         Section 6.1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

         Section 6.2. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                  ARTICLE VII

                               GENERAL PROVISIONS

         Section 7.1. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the outstanding shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors, and any such dividend may be paid in cash, property, or shares of the Corporation's capital stock.

         Section 7.2. Execution of Instruments. The Chief Executive Officer, the President, any Vice Chairman, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors, the Chief Executive Officer or the President may authorize any other officer to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

         Section 7.3. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors, the Chief Executive Officer, the President or any Vice Chairman. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors, the Chief Executive Officer, the President or any Vice Chairman shall authorize. When so authorized by the Board of Directors, the Chief Executive Officer, the President or any Vice Chairman, any part of or all the properties, including contract rights, assets, business or goodwill of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

         Section 7.4. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, the Chief Executive Officer, the President or any Vice Chairman, or by such officers as may be authorized by the Board of Directors, the Chief Executive Officer or the President to make such determination.

         Section 7.5. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors, by the Chief Executive Officer or by the President, any Vice President, the Secretary, the Treasurer or any other officers designated by the Board of Directors, the Chief Executive Officer or the President may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

         Section 7.6. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chief Executive Officer, the President, any Vice President or the Secretary shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.



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         Section 7.7.  Fiscal Year.  The fiscal year of the Corporation shall commence on January 1 of each year and shall terminate on December 31.

         Section 7.8. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware." The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.


                                  ARTICLE VIII

                              AMENDMENT OF BYLAWS

         Section 8.1. Amendment. These Bylaws may be amended, altered or repealed:

         (a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

         (b) at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.


                                   ARTICLE IX

                             BUSINESS COMBINATIONS

         Section 9.1. Business Combinations. Pursuant to authority granted in subsection (b)(2) of Section 203 of subchapter VI, Chapter 1, Title 8 of the Delaware Code Relating to the General Corporate Law, the Board of Directors elects not to be governed by the aforesaid Section 203 entitled "Business Combinations with Interested Stockholders."


                                   ARTICLE X

                                  CONSTRUCTION

         Section 10.1. Construction. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.



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